SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number:  __________

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(Exact name of small Business Issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7371 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

403 – 1630 Pandosy St.

Kelowna, BC, Canada V1Y 1P7

(778) 478-9944

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson St. #208

Carson City, NV 89701

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Wade D. Huettel, Esq.

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA  92103

Tel. (619) 399-3090

Fax (619) 399-0120

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (4)	Offering Price Per Share	Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common stock, $0.001 par value per share	300,000(2)	0.05	$15,000	$1.07
Common stock, $0.001 par value per share	2,700,000(3)	0.05	$135,000	$9.63

(1)

Estimated solely for purposed of calculating the registration fee under Rule 457(a).

(2)

Existing Shareholders.

(3)

Direct Public Offering.

(4)

In the event of a stock split, stock dividend or similar transaction involving the common shares of the registrant, in order to prevent dilution, the number of shares of common stock registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the United States Securities Act of 1933, as amended (the “Securities Act”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold (except pursuant to a transaction exempt from the registration requirements of the Securities Act) until this registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 10, 2010

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

403 – 1630 Pandosy St.

Kelowna, British Columbia

 Canada V1Y 1P7

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

2,700,000 shares via direct public officering

300,000 shares of common stock from existing Shareholders

Our existing shareholders are offering for sale 300,000 shares of common stock. In addition, we are offering up to 2,700,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers, should all shares being offered by the Company hereunder be sold, the Company would receive an aggregate of $135,000. The offering price is $0.05 per share for both newly issued shares and those being sold by current shareholders.

Direct Public Offering

The 2,700,000 shares of common stock being register directly by the Company is the initial offering of common stock of Appiphany Technologies Holdings Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 2,700,000 shares of common stock at a fixed price of $.05 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares. This Prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. Our officers and directors will offer the shares to friends, family members and business acquaintances.

In offering the securities on our behalf, they will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $.05 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days.

	Offering Price Per Share	Commissions	Proceeds to Company Before Expenses
Common Stock	$0.05	Not Applicable	$75,000
Total	$0.05	Not Applicable	$75,000

Appiphany Technologies Holdings Corp. is a development stage company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Appiphany Technologies Holdings Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Selling Shareholders

The Selling Security Holders may use any one or more of the following methods when selling shares: (i) ordinary brokerage transactions and transactions in which the broker-dealer solicits investors; (ii) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (iii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account; (iv) at a fixed price of $0.05 per share until such time as the Company’s common stock is quoted on the OTCBB and thereafter at such prevailing market prices; (v) privately negotiated transactions; (vi) to cover short sales after the date the registration statement, of which this Prospectus is a part, is declared effective by the Securities and Exchange Commission; (vii) a combination of any such methods of sale; and (viii) any other method permitted pursuant to applicable law.

THERE HAS BEEN NO MARKET FOR OUR SECURITIES AND A PUBLIC MARKET MAY NEVER DEVELOP, OR, IF ANY MARKET DOES DEVELOP, IT MAY NOT BE SUSTAINED. OUR COMMON STOCK IS NOT TRADED ON ANY EXCHANGE OR ON THE OVER-THE-COUNTER MARKET. AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT RELATING TO THIS PROSPECTUS, WE HOPE TO HAVE A MARKET MAKER FILE AN APPLICATION WITH THE FINANCIAL INDUSTRY REGULATORY AUTHORITY (“FINRA”) FOR OUR COMMON STOCK TO BE ELIGIBLE FOR TRADING ON THE OVER-THE-COUNTER BULLETIN BOARD. WE DO NOT YET HAVE A MARKET MAKER WHO HAS AGREED TO FILE SUCH AN APPLICATION. THERE CAN BE NO ASSURANCE THAT OUR COMMON STOCK WILL EVER BE QUOTED ON A STOCK EXCHANGE OR A QUOTATION SERVICE OR THAT ANY MARKET FOR OUR STOCK WILL DEVELOP.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 8 THROUGH 12 BEFORE BUYING ANY SHARES OF APPIPHANY TECHNOLOGIES HOLDINGS CORP. COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________,2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our common stock. We have not authorized anyone to provide you with information different from that contained or incorporated by reference to this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where you can find more information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms the “Company,” “Appiphany,” “we,” “us,” and “our” refer and relate to Appiphany Technologies Holdings Corp. and Appiphany Technologies Corp. our wholly-owned subsidiary. As used herein, iPod®, iPod Touch®, iPhone® and iPad® are registered trademarks of Apple, Inc. and the Appiphany Technologies Holdings Corp. expressly disclaims any right thereto.

The Company Overview

We incorporated in the State of Nevada on February 24, 2010, under the name Appiphany Technologies Holdings Corp. On May 1, 2010, we entered into a Share Exchange Agreement (the "SEA") with Appiphany Technologies Corp. ("ATC"), a company incorporated in British Columbia, Canada in June 2009, pursuant to which we acquired all of the issued and outstanding shares of ATC in exchange for 1,500,000 shares of Appiphany.

ATC commenced operations as a diversified technology company in June of 2009. As a result of the SEA, we are a diversified technology company. The scope of our business is based around third-party application (“App”) development for the iPhone, iPod Touch and iPad manufactured and marketed by Apple, Inc. In September 2009, Appiphany finalized a contract license with Apple, Inc., to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone. With our focus on the new Apple SDK (software development kit), we have the ability to develop, debug, and distribute commercial, or in-house apps for the iPhone, iPod Touch and the new iPad. We believe that the Company will evolve into a third-party accessories company, integrating our accessories to function with our apps. We aim to maximize user experience while exploring the innovative technological possibilities of today. Our goal is to become a successful developer of applications and application software and maintain a balanced company through streamlined web-based marketing and sales.

Our target customers are those consumers wishing to purchase applications for their Apple products and third-party commercial businesses wishing to develop applications for resale. We believe that our success will depend on our ability to promote products and software consistent with the Apple, Inc. culture and image. We will also need to anticipate and respond to changing consumer demands and tastes, as well as the demands of Apple, Inc.

Our founder and President, Jesse Keller, has an extensive technical background and Jonas Klippenstein, as Vice President, brings important executive experience and a unique understanding of resource management pertaining to large collaborative projects. We anticipate that our eventual sales and development force will be composed of employees and independent contractors involved in computer software technology fields that will enhance our corporate image, provide valuable insights into our merchandising, and heighten our understanding of our target market.

NEITHER APPLE, INC. NOR ANY OF ITS AFFILIATES HAVE APPROVED, DISAPPROVED OR HAS BEEN MADE AWARE OF THIS OFFERING. THE ONLY RELATIONSHIP BETWEEN APPLE, INC. AND THE COMPANY IS CONTRACTUAL AND THE SPECIFIC TERMS OF THAT RELATIONSHIP ARE SET FORTH IN OUR LICENSE AGREEMENT WITH APPLE, INC. NEITHER APPLE, INC. NOR ANY OF ITS AFFILIATES (I) OWES ANY FIDUCIARY DUTIES TO THE COMPANY, (II) IS RESPONSIBLE FOR THE MANAGEMENT OF THE COMPANY OR ANY OF THE OBLIGATIONS OR LIABILITIES OF THE COMPANY NOR (III) OWES ANY DUTIES TO ANY SECURITY HOLDER OF THE COMPANY. APPLE, INC. AND ITS AFFILIATES HAVE NO OBLIGATIONS TO GRANT ANY NEW LICENSES TO THE COMPANY OR TO MAINTAIN OUR CURRENT LICENSE AGREEMENT.

SUMMARY OF THIS OFFERING

The Issuer	Appiphany Technologies Holdings Corp.

Securities being offered

Up to 2,700,000 shares of Common Stock is being offered for sale by the Company, this represents approximately 46% of the currently issued and outstanding shares of the Company's Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Per Share Price	$0.05

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of shares Outstanding before the Offering	There are 5,900,000 shares of Common Stock issued and outstanding as of May 26, 2010.

Registration Costs	We estimate our total costs relating to the registration herein be approximately $11,510.70.

Net Proceeds to the Company

The Company is offering a maximum 2,700,000 shares of Common Stock, $.001 par value at an offering price of $0.05 per Share for net proceeds to the Company at $135,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals. If proceeds from this offering are insufficient, we may be required to seek additional capital. No assurance can be given that we will be able to obtain such additional capital, or even if available, that such additional capital will be available on terms acceptable to us.

Use of Proceeds	We will use the proceeds to pay administrative expenses, the implementation of our business plan, and working capital.

Risk factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our offering, if only a few persons purchase shares they will lose their money without us being even able to significantly try our business plan

Since there is no minimum with respect to the number of shares to be sold indirectly by the Company in its offering, if only a few shares are sold, we may not have enough capital to fully implement our business plan. In such an event, it is highly likely that any investment would be lost, since we would not be able to generate any revenue. As such, proceeds from this offering may not be sufficient to meet the objectives we state in this prospectus, other corporate milestones that we may set, or to avoid a “going concern” modification in future reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. Investors should not rely on the success of this offering to address our need for funding. If we fail to raise sufficient capital, we would expect to have to significantly decrease operating expenses, which will curtail the growth of our business.

Investing in the Company is a highly speculative investment and could result in the loss of your entire investment.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The stockholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

RISKS RELATED TO OUR BUSINESS

Our scope of our business is currently limited to customers using applications for the iPhone, iPod Touch, and the iPad manufactured and marketed by Apple, Inc.

Although we intend to become a diversified technologies company, the majority of our current business is based upon applications that we create and provide to customers and third-party businesses utilizing applications designed for the iPhone, iPod Touch, and iPad manufactured and marketed by Apple, Inc. Because the applications we currently develop are limited to use on very specific products, if we fail to market our Company and applications effectively, or if we fail to adequately anticipate, gauge and respond to our existing and potential customer's needs with our applications, the Company would be adversely affected.

Furthermore, if the demand for applications and application development for the iPhone, iPod, iPod Touch, and iPad were to decrease, or if Apple, Inc. were to change their application technology, our company could be adversely affected.

Our business is heavily dependent on the License Agreement we have in place with Apple, Inc.

The Company's operations are materially dependent on the terms and conditions of the License Agreement with Apple, Inc. The License Agreement permits the Company to use and exploit certain proprietary property and concepts owned or controlled by Apple, Inc., including the Apple iPhone, iPod, iPod Touch, and iPad brand names, trade dress and trademarks. In the event that the Company is unable to comply with the terms and conditions of the License Agreement in the future, it would have a material adverse impact on the Company's operations.

Our business is heavily dependent on Apple, Inc.

The Company's success depends upon the popularity of the iPhone, iPod, iPod Touch, and iPad, for which it is authorized to develop apps. If consumer preferences for these products change, or the Company is unable to obtain clients who require App development, the Company's sales could decline and its results could be adversely affected. Because the Company’s main focus is on App development, the Company currently is particularly dependent upon the continued popularity of products offered by Apple, Inc. and on Apple's ability to provide it with a growing market. Additionally, the Company is highly dependent on the allowance by Apple, Inc. of third-party developers to design develop and upload apps into the App Store. If Apple, Inc. were to not allow third-party developers of apps, or if Apple, Inc. were to not select our apps for inclusion in the App Store, our Company could be adversely affected.

If we are unable to attract new customers, or if our existing customers do not purchase additional products or services, the growth of our business and cash flows will be adversely affected.

To increase our revenues and cash flows, we must regularly add new customers and, to a somewhat lesser extent, sell additional products and services to our existing customers. If we are unable to sell our products and services to customers that have been referred to us, unable to generate sufficient sales leads through our marketing programs, or if our existing or new customers do not perceive our applications to be of sufficiently high value and quality, we may not be able to increase sales and our operating results would be adversely affected. In addition, if we fail to sell new products and services to existing or new customers, our operating results will suffer, and our revenue growth, cash flows and profitability may be materially and adversely affected.

We may experience service failures or interruptions due to defects in the software, infrastructure or processes that comprise our application software, any of which could adversely affect our business.

Our software may contain undetected defects in the software, infrastructure or processes. If these defects lead to failures in our applications, we could experience delays or lost revenues during the period required to correct the cause of the defects. Furthermore, we cannot be certain that defects will not be found in new software or upgraded existing software or that service disruptions will not occur in the future, resulting in loss of, or delay in, market acceptance, which could have an adverse effect on our business, results of operations and financial condition.

If we do not successfully maintain the Appiphany brand in our existing markets or successfully market the Appiphany brand in new markets, our revenues and earnings could be materially and adversely affected.

We believe that developing, maintaining and enhancing the Appiphany brand in a cost-effective manner is critical in expanding our customer base. Some of our competitors have well-established brands. Promotion of our brand will depend largely on continuing our sales and marketing efforts and providing high-quality products and application software to our customers. We cannot be assured that these efforts will be successful in marketing the Appiphany brand. If we are unable to successfully promote our brand, or if we incur substantial expenses in attempting to do so, our revenues and earnings could be materially and adversely affected.

If we are unable to adapt our products and application software to rapid technological change, our revenues and profits could be materially and adversely affected.

Rapid changes in technology, products, services, customer requirements and operating standards occur frequently, especially within the technologies of Apple brand products. These changes could render our proprietary technology and systems obsolete. Any technological changes that reduce or eliminate the need for applications that connects iPhone, iPod, iPod Touch, and iPad application creators with their target markets could harm our business. We must continually improve the performance, features and reliability of our application software, particularly in response to our competition.

Our success will depend, in part, on our ability to:

•

enhance our existing products and services;

•

develop new products, services and technologies that address the increasingly sophisticated and varied needs of our target markets; and

•

respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

We cannot be certain of our success in accomplishing the foregoing. If we are unable, for technical, legal, financial or other reasons, to adapt to changing market conditions or buyer requirements, our market share, business and operating results could be materially and adversely affected.

We may be subject to claims that we or our technologies infringe upon the intellectual property or other proprietary rights of a third party. Any such claims may require us to incur significant costs, to enter into royalty or licensing agreements or to develop or license substitute technology, which may harm our business.

We may in the future be subject to claims that our technologies infringe upon the intellectual property or other proprietary rights of a third party. While we believe that our products do not infringe upon the proprietary rights of third parties, we cannot guarantee that third parties will not assert infringement claims against us in the future, particularly with respect to technology that we acquire through acquisitions of other companies. We might not prevail in any intellectual property infringement litigation, given the complex technical issues and inherent uncertainties in such litigation. Defending such claims, regardless of their merit, could be time-consuming and distracting to management, result in costly litigation or settlement, cause development delays, or require us to enter into royalty or licensing agreements.

Our failure to raise additional capital or generate cash flows necessary to expand our operations and invest in new technologies could reduce our ability to compete successfully and adversely affect our results of operations.

We may need to raise additional funds to achieve our future strategic objectives, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we raise additional equity financing, our security holders may experience significant dilution of their ownership interests and the value of shares of our common stock could decline. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

•

develop and enhance our solution;

•

continue to expand our technology development, sales and/or marketing organizations;

•

hire, train and retain employees; or

•

respond to competitive pressures or unanticipated working capital requirements.

Our inability to do any of the foregoing could reduce our ability to compete successfully and adversely affect our results of operations.

If we fail to attract and retain key personnel, our business may suffer.

Given the complex nature of the technology on which our business is based and the speed with which such technology advances, our future success is dependent, in large part, upon our ability to attract and retain highly qualified managerial, technical and sales personnel. In particular, Jesse Keller, our President and Chief Executive Officer, and Jonas Klippenstein, our Vice President, are critical to the management of our business and operations. If we lose the services of either of our executive officers, our financial condition and results of operations could be materially and adversely affected. Our success also depends upon our ability to identify, hire and retain other highly skilled technical, managerial, editorial, sales, marketing and customer service professionals. Competition for such personnel is intense. We cannot be certain of our ability to identify, hire and retain adequately qualified personnel. Failure to identify, hire and retain necessary key personnel could have a material adverse effect on our business and results of operations.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or our failure to comply with regulations could harm our operating results.

As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data, potentially reducing demand for our products. In addition, taxation of products and services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services and product offerings, which could harm our business and operating results.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

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services by the Company or its competitors;

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additions or departures of key personnel;

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the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

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loss of any strategic relationship;

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industry developments;

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economic and other external factors; and

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period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will then become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our officers and directors, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending April 30, 2010, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2010. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize and investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is and will be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain a specific provision that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

THE FOREGOING LIST OF RISK FACTORS DOES NOT PURPORT TO BE A COMPLETE EXPLANATION OF THE RISKS INVOLVED IN THIS OFFERING. PROSPECTIVE INVESTORS SHOULD READ THE ENTIRE PROSPECTUS BEFORE DECIDING TO INVEST IN THE COMPANY.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

Our offering is being made in a direct public offering, without the involvement of underwriters or broker-dealers. The table below sets forth the use of proceeds from this offering:

Gross Proceeds	$135,000.00
Offering Expenses	$11,510.70
Net Proceeds	$123,489.30

The net proceeds will be used as follows:

Business Development	$35,000
Legal and accounting	$10,000
Working Capital	$78,489.30

We anticipate that the proceeds from the offering will allow us to operate for the next 8-10 months. Our officers and directors determined that the funds should be sufficient to cover our intended business activities contemplated hereby. The Company will use any proceeds received to facilitate the development of the Company intended business. There can be no assurance that the Company will raise any funds through its direct participation offering and if a limited amount of funds are raised the Company will use such funds according to their best judgment.

All proceeds from the sale of the 300,000 shares from existing shareholders will be paid directly to those shareholders.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Appiphany Technologies Holdings Corp. has issued and outstanding as of the date of this prospectus 5,900,000 shares of Common Stock. The Company is registering an additional of 2,700,000 shares of its Common Stock for sale at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers and directors will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither, Mr. Keller or Mr. Klippenstein are now, nor have been within the past 12 months, a broker or dealer, and they are not been, within the past 12 months, an associated person of a broker or dealer. At the end of the offering, both Messrs. Keller and Klippenstein will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Neither will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Appiphany has complied. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Selling Security Holders

The following table sets forth information concerning the selling shareholders (the "Selling Shareholders), including the number of shares currently held and the number of shares offered by each selling security holder, to our knowledge as of May 26, 2010. At the time of acquisition, there were no agreements, understandings or arrangements between any selling stockholders and any other persons, either directly or indirectly, to distribute the securities.

		Before the Offering		After the Offering
Name of Selling Stockholder(1)	Position, Office or Other Material Relationship	Total Number of Shares of common stock Beneficially Owned Prior to the Offering (2)	Number of Shares to be Offered for the Account of the Selling Stockholder (3)	Number of Shares to be Owned after this Offering (4)	Percentage to be Beneficially Owned after this Offering (4)(5)
463679 BC LTD	-	200,000	67,000	133,000	2.25%
James Hinton	-	100,000	33,000	67,000	1.14%
Kevin Imthorn	-	100,000	33,000	67,000	1.14%
Garth Roy	-	500,000	167,000	333,000	5.64%

1.

None of the selling shareholders are Broker/Dealers, or affiliates with or controlled by any Broker/Dealer.

2.

Includes shares of common stock for which the selling security holder has the right to acquire beneficial ownership within 60 days.

3.

This table assumes that each selling security holder will sell all shares offered for sale by it under this registration statement. Security holders are not required to sell their shares.

4.

Assumes that all shares of Common Stock registered for resale by this prospectus have been sold.

5.

Based on 5,900,000 shares of Common stock issued and outstanding as of May 26, 2010.

Selling Shareholder Resale

The Selling Shareholders plan to offer the shares shown opposite their respective names by means of this prospectus. The Selling Shareholders acquired their shares from us in private negotiated transactions. These shares may be sold by one or more of the following methods, without limitations.

•

A block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

Purchase by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•

Ordinary brokerage transactions and transactions in which the broker solicits purchasers; and,

•

Face to face transactions between sellers and purchasers without a broker/dealer.

In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither we nor the selling stockholders can presently estimate the amount of such compensation.

The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as a principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If any selling shareholders enter into an agreement to sell his or her shares to a broker/dealer as principal and the broker/dealer is acting as an underwriter, we will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker/dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker/dealer as an exhibit to the post-effective amendment to the registration statement.

The selling shareholders have been advised that any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. We have advised each selling shareholder that in the event of a “distribution” of the shares owned by the selling shareholder, such selling shareholder, any “affiliated purchasers”, and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 (“1934 Act”) until their participation in that distribution is complete. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class, as is the subject of the distribution. A “distribution” is defined in Rule 102 as an offering of securities “that is distinguished from ordinary trading transaction by the magnitude of the offering and the presence of special selling efforts and selling methods”. We have advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any “stabilizing bid” or “stabilizing purchase” for purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of up to 180 days.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

1.

execute and deliver a subscription agreement; and

2.

deliver a check or certified funds to us for acceptance or rejection.

The subscription agreement requires you to disclose your name, address, social security number, telephone number, number of shares you are purchasing, and the price you are paying for your shares.

All checks for subscriptions must be made payable to Appiphany Technologies Holdings Corp.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•

contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•

bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•

monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, and a signed and dated copy of a written suitability statement.

These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Rule 144 Shares

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the Company’s common stock then outstanding which, in our case, would equal approximately 59,000 shares of our common stock as of the date of this prospectus.

In accordance with the volume and trading limitations of Rule 144 of the Act, in general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least twelve months if the Company is not subject to the reporting requirements of the Securities Act of 1934 or six months provided that the company has been subject to the reporting requirements of the Securities Act of 1934 for a minimum of 90 days, is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the company's common stock then outstanding

2.	the average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice on Form 144

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144, a person who is not one of the Company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year if the Company has been subject to the reporting requirements of the Securities Act of 1934 and two years if not subject to the reporting requirements of the Securities Act of 1934, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Registration Rights

We have not granted registration rights to any persons.

DILUTION

Net tangible book value per share represents the amount of the Company’s tangible assets less total liabilities, divided by the 5,900,000 shares of Common Stock outstanding as of June 2, 2010. Net tangible book value dilution per share represents the difference between the amount per share paid by purchasers of the Shares in this offering assuming the offering price of $0.05 per share of Common Stock and the pro forma net tangible book value per share of Common Stock immediately after completion of the offering.

After giving effect to the sale of the 2,700,000 Shares offered by the Company hereunder, at an Offering Price of $0.05 per share the pro forma net tangible book value of the Company at June 2, 2010, would have been $149,289, or $0.02 per share, representing an immediate increase in tangible book value of $0.02 per share to existing shareholders and an immediate dilution of $0.03 per share to purchasers of the Shares.

The following table illustrates the foregoing information with respect to new investors on a per share basis:

1,500,000 Shares
Offering price per share	$0.05
Net tangible book value per share before Offering	$0.00
Increase per share attributable to new investors	$0.02
Pro forma net tangible book value per share after Offering	$0.02
Dilution per share to new investors	$(0.03)

DESCRIPTION OF PROPERTY

Our offices are currently located at 1630 Pandosy Street in Kelowna, B.C., and our telephone number is (778) 478-9944. As of the date of this filing, we have not sought to move or change our office site. We rent, on a monthly basis, approximately 1000 square feet of industrial/office space with opportunities to expand our facilities and a five-year contract limiting rent increases. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 250,000,000 Shares of common stock, $0.001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make a change of control more difficult.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so chose, and in that event, the holders of the remaining shares will not be able to elect any of our directors.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. As of the date hereof there have been no shares of preferred stock designated. The following is a summary of the material rights and restrictions associated with our preferred stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series.

Anti-Takeover Provisions

Certain anti-takeover provisions in our Articles of Incorporation may make a change in control of the Company more difficult, even if a change in control would be beneficial to our stockholders. In particular, our board of directors will be able to issue a total of up to 10,000,000 shares of preferred stock with rights and privileges that might be senior to our Common Stock, without the consent of the holders of our Common Stock, and has the authority to determine the price, rights, preferences, privileges and restrictions of the preferred stock. Although the ability to issue preferred stock may provide us with flexibility in connection with possible acquisitions and other corporate purposes, this issuance may make it more difficult for a third party to acquire a majority of our outstanding voting stock.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

THE BUSINESS

Appiphany Technologies Holdings Corp. was incorporated in the State of Nevada on February 24, 2010. On May 1, 2010, we entered into a Share Exchange Agreement (the "SEA") with Appiphany Technologies Corp. ("ATC"), a company incorporated in British Columbia, Canada in June 2009, pursuant to which we acquired all of the issued and outstanding shares of ATC in exchange for 1,500,000 shares of the Appiphany.

ATC commenced operations as a diversified technology company in June of 2009. As a result of the SEA, we are a diversified technology company. While resale of website hosting packages is a nice compliment to the products and services that we offer, the scope of our business is based around third-party application (“App”) development for the iPhone, iPod Touch and iPad manufactured and marketed by Apple, Inc. The Company is evolving into a third party accessories company integrating our accessories to function with our apps. In September 2009, Appiphany finalized a contract license with Apple, Inc., to design, develop, manufacture and sell accessories that are made for Apple’s iPod and iPhone. With our focus on the new Apple SDK (software development kit), we have the ability to develop, debug, and distribute commercial, or in-house apps for the iPhone, iPod Touch and the new iPad. Our goal is to build a reputation as a leading developer of applications and application software, and maintain a balanced company through streamlined web-based marketing and sales.

Our target customers are consumers wishing to purchase applications for their Apple products, and third-party commercial businesses wishing to develop applications for resale. We believe that our success will depend on our ability to promote products and software consistent with the Apple, Inc. culture and image. We will also need to anticipate and respond to changing consumer demands and tastes, as well as the demands of Apple, Inc.

Our founder and President, Jesse Keller, has an extensive technical background and is well known for his strategic business planning. Jonas Klippenstein, as Vice President, supports Mr. Keller. Jonas brings important executive experience and a unique understanding of resource management pertaining to large collaborative projects. We anticipate that our eventual sales and development force will be composed of employees and independent contractors involved in computer software technology and Apple, Inc. technology fields that will enhance our corporate image, provide valuable insights into our merchandising, and heighten our understanding of our target market.

Growth Strategy

Our long-term goal is to build a diversified technologies company with a broad portfolio of products and services that we offer in multiple channels of online retail distribution through the following growth strategies:

Execute new initiatives. Along with the current products and services, we intend to seek opportunities that will diversify our technologies beyond web hosting and application development in order to reach a broader range of customers.

Expand on our services and current client base. We will attempt to expand our current client base by providing top quality application development to our current clients, and hopefully receiving good reviews and references within the application development field.

Licensing

Because we are focusing our business on becoming a leading iPhone, iPod Touch, and iPad application developer using the new iPhone SDK (software development kit), it is imperative the abide by the licensing of Apple, Inc.

As of June, 2009, Appiphany Technologies Holdings Corp. was approved in the iPhone Developer Program and the Made for iPod development program, with the ability to develop, debug, and distribute commercial Apps in the iTunes store. In September 2009, Appiphany finalized a contract and license with Apple Inc. Appiphany Technologies Made for iPod license allows our company to develop electronic accessories that connect to both the iPod and iPhone. This gives our company access to technical documentation, hardware components, technical support and certification logos.

Advertising and Marketing

Our marketing strategy will begin with word of mouth, which will always be our most important means of promotion. We will rely on the quality application development that we have completed for our existing customers to create positive customer feed-back, which could resonate to potential clients. We will also track sales and downloads of our completed applications, and advertise their popularity to potential clients. If we generate sufficient revenues, we intend to implement an advertising and marketing campaign to increase awareness of Appiphany and to acquire new customers through multiple channels, including traditional and online advertising. We believe that the use of multiple marketing channels reduces reliance on any one source of customers, maximizes brand awareness and promotes customer acquisition.

Our Industry

The iPhone, manufactured and marketed by Apple, Inc., won invention of the year in 2007 from Time Magazine, and has since gone on to be purchased by more than 30 million users worldwide. Third-party applications, or apps, were launched in mid-2008 for use on the iPhone, and became available for purchase or free download from the App Store. These apps have diverse functions, including games, reference, GPS navigation, social networking, and advertising for television shows, films, and celebrities. Since their release, the popularity of apps used on the iPhone, iPod Touch, and iPad has grown to include over 130,000 different apps and over 58 million App Store users. In the month of December 2009, App Store users downloaded over 280 million apps, equating to over 250 million dollars in sales.

Appiphany’s team has been intrigued by the iPhone since its inception and we have always been up to speed with the latest trends in application development for the iPhone, iPod Touch, and the new iPad. Whether by porting an existing application or developing one from scratch, we can help customers take advantage of a fast growing medium. We intend to focus our business on becoming one of the leading application development companies and capitalize on the astounding market created by Apple, Inc.

Competition

In general, the computer technology and software development industries are highly competitive, and especially so in the relatively new field of application development. Of the more than 130,000 apps included in the App Store, there are over 28,000 developers. We believe that our success depends in large part upon our ability to anticipate, gauge and respond to changing consumer demands within this rapidly changing field. Competing developers may be able to engage in larger scale branding, advertising and developing activities more extensively than we can. Further, with sufficient financial backing, talented designers and developers can become competitors within several months of establishing a business. We compete primarily on the basis of design, development, quality, and service. Our business depends on our ability to shape and stimulate consumer tastes and demands by marketing innovative and exciting applications, as well as on our ability to remain competitive in the areas of quality and price.

Legal Proceedings

Although we may, from time to time, be involved in litigation and claims arising out of our operations in the normal course of business, we are not currently a party to any material legal proceeding. In addition, we are not aware of any material legal or governmental proceedings against us, or contemplated to be brought against us.

Employees

We have three full-time employees, including our officers and two part-time employees. We believe we have a good working relationship with our employees, which are not represented by a collective bargaining organization. We also use third-party consultants to assist in the completion of various projects; third parties are instrumental to keep the development of projects on time and on budget. Our management expects to continue to use consultants, attorneys, and accountants as necessary, to complement services rendered by our employees.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF APPIPHANY TECHNOLOGIES HOLDINGS CORP. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results of Operations

For the period ended April 30, 2010, the Company earned $nil revenues and incurred $5,711 of operating expenses, which included $5,000 in professional fees and $711 of general and administrative fees related to the incorporation of the company.

As at April 30, 2010, the Company had a loss per share of $nil.

LIQUIDITY AND CAPITAL RESOURCES

As at April 30, 2010, the Company had assets of $14,988 comprised of cash, and had liabilities of $699 comprised of trade payables.

From the Company’s inception on February 24, 2010 to April 30, 2010, the Company issued 4,000,000 common shares to the President of the Company at $0.001 as founders’ shares and 400,000 common shares at $0.05 per share for proceeds of $20,000.

For the period ended April 30, 2010, the Company used $5,012 of cash for operating activities, primarily for incorporation costs and professional fees. The Company received proceeds of $20,000 from the issuance of common shares.

The Company did not have any investing activities.

As at April 30, 2010, the Company has a going concern assumption as the Company has not earned revenue, has no certainty of earning revenues in the future, and has incurred a net loss of $5,711 since inception.

The Company will require additional financing to continue operations–either from management, existing shareholders, or new shareholders through equity financing. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

We estimate that our expenses over the next 12 months (beginning June 2010) will be approximately $100,000 as described in the table below. These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Target completion date or period	Estimated expenses (USD $)
Legal and accounting fees	12 months	$45,000
Marketing and advertising	12 months	$15,000
Business Development	12 months	$25,000
General and administrative	12 months	$15,000
Total

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this Prospectus in reliance upon M&K CPAs, PLLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s consolidated financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, executive officers.

Name	Age	Position
Jesse Keller	31	President, CEO, CFO, Treasurer and Director
Jonas Klippenstein	38	Secretary and Director

Jesse Keller - Mr. Keller’s background has emphasized sales and marketing in various industries. His introduction to online marketing and sales began in 1998 where he helped develop and sell turnkey software solutions to companies and private individuals looking to invest in the industry. This also allowed him to develop extensive technical background which he has parlayed into several successful business ventures to date. In 2001, Mr. Keller relocated to San Jose, Costa Rica to pursue the marketing manager / software development position. Then in 2003, Mr. Keller founded a media investor relations company.

Jonas Klippenstein - Mr. Klippenstein has been the President of Highland Security Group Ltd for the past 13 years. Jonas has been involved in startup corporations since 1992 where he worked with bio tech company and promoted an eye care line as well as a new development technology with Retractable Syringe Technologies. Mr. Klippenstein has been involved in negotiations with such large companies as Terumo, Novartis and Becton Dickinson. He has also worked as the new development manager for marketing agency attracting and successfully delivering outstanding marketing campaigns for various large corporations.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)	Total ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jesse Keller (1)	President, CEO,CFO, Treasurer and Director	2009	$--		$2,500,000	-0-	-0-	-0-	-0-	$--
Jonas Klippenstein(1)	Secretary and Director	2009	$--		$2,500,000	-0-	-0-	-0-	-0-	$--

Notes to Summary Compensation Table:

(1)

Mr. Keller, the President, CEO, CFO, Treasurer and Director of the Company, currently has committed to provide up to 20 hours per week providing management services to us. He has agreed to work with no cash remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries.

(2)

Mr. Klippenstein, the Secretary and Director of the Company, currently has committed to provide up to 20 hours per week providing management services to us. He has agreed to work with no cash remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Jesse Keller, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Keller collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

CODE OF ETHICS

Effective as of the date hereof, the Board of Directors has not adopted a Code of Ethics for our directors, officers and employees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information at May 26, 2010, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of May 26, 2010, we had 5,900,0000 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)

Common Stock	Jesse Keller 403-1630 Pandosy St. Kelowna, BC Canada V1Y 1P7	2,500,000	42.37%
Common Stock	Jonas Klippenstein 403-1630 Pandosy St. Kelowna, BC Canada V1Y 1P7	2,500,000	42.37%

	All Officers and Directors as a group (total of 2)	5,000,000	84.75%

Common Stock	Garth Roy 403-1630 Pandosy St. Kelowna, BC Canada V1Y 1P7	500,000	8.47%

(1)

Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our directors or executive officers;

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our common stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo Huettel, LLP in San Diego, California.

EXPERTS

               M&K CPAs, PLLC, our independent registered public accountant, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. M&K CPAs, PLLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Mr. Jesse Keller, our President and Chief Executive Officer.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Financial Statements

For the Period Ended April 30, 2010

Report of Independent Registered Public Accounting Firm

F-2

Balance Sheet

F-3

Statement of Operations

F-4

Statement of Stockholders’ Equity

F-5

Statement of Cash Flows

F-6

Notes to the Financial Statements

F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Appiphany Technologies Holdings Corp.

(A Development Stage Company)

We have audited the accompanying balance sheet of Appiphany Technologies Holdings Corp. (a development stage company) as of April 30, 2010 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from February 24, 2010 (inception) through April 30, 2010.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Appiphany Technologies Holdings Corp. as of April 30, 2010, and the results of its operations and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

June 8, 2010

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Balance Sheet

April 30, 2010 $

ASSETS

Cash	14,988

Total Assets	14,988

LIABILITIES

Current Liabilities

Due to a Related Party	699

Total Liabilities	699

STOCKHOLDERS’ EQUITY

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–

Common Stock
Authorized: 250,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 4,400,000 common shares	4,400

Additional Paid-In Capital	15,600

Accumulated Deficit during the Development Stage	(5,711)

Total Stockholders’ Equity	14,289

Total Liabilities and Stockholders’ Equity	14,988

(The accompanying notes are an integral part of these financial statements)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Statement of Operations

For the Period from February 24, 2010 (Date of Inception) to April 30, 2010 $

Revenues	–

Operating Expenses

General and Administrative	711
Professional Fees	5,000

Total Operating Expenses	5,711

Net Loss	(5,711)
Net Loss per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	4,107,692

(The accompanying notes are an integral part of these financial statements)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Statement of Cash Flows

For the Period from February 24, 2010 (Date of Inception) to April 30, 2010 $

Operating Activities

Net loss for the period	(5,711)

Changes in operating assets and liabilities:

Due to a related party	699

Net Cash Used In Operating Activities	(5,012)

Financing Activities

Proceeds from issuance of common shares	20,000

Net Cash Provided By Financing Activities	20,000

Increase in Cash	14,988

Cash – Beginning of Period	–

Cash – End of Period	14,988

Supplemental Disclosures

Interest paid	–
Income tax paid	–

Non-Cash Activity

Issuance of founders’ shares	4,000

(The accompanying notes are an integral part of these financial statements)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Statement of Stockholders’ Equity

From February 24, 2010 (Date of Inception) to April 30, 2010

	Common Stock		Additional
			Paid-in	Accumulated
	Shares	Par Value	Capital	Deficit	Total
	#	$	$	$	$

Balance – February 24, 2010 (Date of Inception)

Issuance of founders’ shares	4,000,000	4,000	(4,000)	–	–

Common stock issued for cash at $0.05 per share	400,000	400	19,600	–	20,000
				–
Net loss for the period	–	–	–	(5,711)	(5,711)
	–	–
Balance – April 30, 2010	4,400,000	4,400	15,600	(5,711)	14,289

(The accompanying notes are an integral part of these financial statements)

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Appiphany Technologies Holdings Corp. (the “Company”) was incorporated in the State of Nevada on February 24, 2010. The Company is a development stage company as defined by FASB guidelines.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As at April 30, 2010, the Company has not recognized any revenue, and has an accumulated deficit of $5,711. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars. The Company’s fiscal year end is April 30.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 and 825 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 and 825 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and amounts due to related parties. Pursuant to ASC 820 and 825, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

g)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at April 30, 2010, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

h)

Recent Accounting Pronouncements

In January 2010, the FASB issued an amendment to ASC 505, Equity, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued an amendment to ASC 820, Fair Value Measurements and Disclosure, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The adoption of this standard is not expected to have a significant impact on the Company’s financial statements.

In October 2009, FASB issued an amendment to the accounting standards related to the accounting for revenue in arrangements with multiple deliverables including how the arrangement consideration is allocated among delivered and undelivered items of the arrangement. Among the amendments, this standard eliminated the use of the residual method for allocating arrangement considerations and requires an entity to allocate the overall consideration to each deliverable based on an estimated selling price of each individual deliverable in the arrangement in the absence of having vendor-specific objective evidence or other third party evidence of fair value of the undelivered items. This standard also provides further guidance on how to determine a separate unit of accounting in a multiple-deliverable revenue arrangement and expands the disclosure requirements about the judgments made in applying the estimated selling price method and how those judgments affect the timing or amount of revenue recognition. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

In October 2009, the FASB issued an amendment to the accounting standards related to certain revenue arrangements that include software elements. This standard clarifies the existing accounting guidance such that tangible products that contain both software and non-software components that function together to deliver the product’s essential functionality, shall be excluded from the scope of the software revenue recognition accounting standards. Accordingly, sales of these products may fall within the scope of other revenue recognition standards or may now be within the scope of this standard and may require an allocation of the arrangement consideration for each element of the arrangement. This standard, for which the Company is currently assessing the impact, will become effective on January 1, 2011.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations

3.

Related Party Transactions

As at April 30, 2010, the Company owed $699 to the President and Director of the Company for financing of day-to-day expenditures incurred on behalf of the Company. The amounts owing are unsecured, non-interest bearing, and due on demand.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

4.

Common Shares

a)

During the period ended April 30, 2010, the Company issued 400,000 common shares of the Company at $0.05 per common share for proceeds of $20,000.

b)

On February 24, 2010, the Company issued 2,000,000 founders shares to the President and Director of the Company.

c)

On February 24, 2010, the Company issued 2,000,000 founders shares to a Director of the Company.

5.

Income Taxes

The Company has $5,711 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2030. The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes for the year ended April 30, 2010 as a result of the following:

April 30, 2010 $

Net loss before taxes	(5,711)
Statutory rate	34%

Computed expected tax recovery	1,942
Change in valuation allowance	(1,942)

Income tax provision	–

6.

Subsequent Events

On May 1, 2010, the Company entered into a Share Exchange Agreement with Appiphany Technologies Corp. ("ATC"), a company incorporated in British Columbia, Canada in June 2009, pursuant to which the Company acquired all of the issued and outstanding shares of ATC in exchange for 1,500,000 shares of the Company.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$10.70
Audit Fees and Expenses	$5,000.00
Legal Fees and Expenses	$5,000.00
Transfer Agent and Registrar Fees and Expenses	$500.00
Miscellaneous Expenses	$1,000.00
Total	$11,510.70*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officers, directors, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the period from inception to the filing of this registration statement, the registrant has issued and/or sold the following securities in various transactions exempt from registration:

•

On February 25, 2010, the Company issued 2,000,000 shares of the Company's common stock at $0.001 per share to the President of the Company for management services. The shares were issued pursuant Section 4(2) and/or Rule 903 of Regulation S as more specifically set forth below.

•

On February 25, 2010, the Company issued 2,000,000 shares of the Company's common stock at $0.001 per share to the Secretary of the Company for management services. The shares were issued pursuant Section 4(2) and/or Rule 903 of Regulation S as more specifically set forth below.

•

On March 29, 2010, the Company sold 100,000 shares of the Company's common stock at $0.05 per share to one investor for total proceeds of $5,000. The shares were issued pursuant Section 4(2), Regulation D and/or Rule 903 of Regulation S as more specifically set forth below.

•

On April 14, 2010, the Company sold 100,000 shares of the Company's common stock at $0.05 per share to one investor for total proceeds of $5,000. The shares were issued pursuant Section 4(2), Regulation D and/or Rule 903 of Regulation S as more specifically set forth below.

•

On April 15, 2010, the Company sold 200,000 shares of the Company's common stock at $0.05 per share to one investor for total proceeds of $10,000. The shares were issued pursuant Section 4(2), Regulation D and/or Rule 903 of Regulation S as more specifically set forth below.

•

On May 1, 2010, the Company entered into a Share Exchange Agreement with Appiphany Technologies Corp. ("ATC"), a company incorporated in British Columbia, Canada pursuant to which the Company acquired all of the issued and outstanding shares of ATC in exchange for an aggregate of 1,500,000 shares of Appiphany issued equally to three shareholders, including our CEO, President, CFO, Treasurer and Director Mr. Jesse Keller, our Secretary and Director Mr. Jonas Klippenstein, and Garth Roy. The shares were issued pursuant Section 4(2) and/or Rule 903 of Regulation S as more specifically set forth below.

The Company did not use any underwriters with respect to the foregoing sales of its common stock. We did not, nor did any person acting on our behalf, offer or sell the securities by any form of general solicitation or general advertising.

Pursuant to certain applicable limitations on resale, we exercised reasonable care to assure that purchasers were not underwriters within the meaning of section 2(11) of the Act by inquiring of each and every purchaser the following: (1) that each purchaser was purchasing the securities for the purchaser's own account for investment purposes and not with a view towards distribution, and (2) that each purchaser had no arrangement or intention to sell the securities. Further, written disclosure was provided to each purchaser prior to the sale that the securities have not been registered under the Act and, therefore, cannot be resold unless the securities are registered under the Act or unless an exemption from registration is available.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Exemption From Registration. The shares of Common Stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of Common Stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, ("Securities Act"), based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an "Investor") confirmed to the Company that it or he is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of Common Stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act. No commissions were paid in connection with the completion of this offering, except as noted above. We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Item 16. Exhibits.

The following is a list of exhibits filed as part of this registration statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description

3.1	Articles of Incorporation of Appiphany Technologies Holdings Corp. (1)
3.2	Bylaws of Appiphany Technologies Holdings Corp. (1)
4.1	Specimen Stock Certificate (1)
5.1	Consent of Carrillo Huettel, LLP, re: the legality of the shares being registered (1)
10.1	Share Exchange Agreement between Appiphany Technologies Holdings Corp. and Appiphany Technologies Corp. (1)
10.2	Contract license agreement between Appiphany Technologies Corp. and Apple, Inc. dated September, 2009(1)
23.1	Auditor Consent (1)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed herewith.

ITEM 17. UNDERTAKINGS

(a)

The undersigned registrant hereby undertakes to:

(1)

File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

ii.

Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

Include any additional or changed material information on the plan of distribution.

(2)

For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3)

File a post-effective amendment to remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

(4)

For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv.

Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)

Provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

(1)

For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2)

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 9th day of June, 2010.

APPIPHANY TECHNOLOGIES HOLDINGS CORP.

/s/ Jesse Keller
By: Jesse Keller
Title: President and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates stated.

Signature	Title	Date

By /s/ Jesse Keller	Director	June 9, 2010

By /s/ Jonas Klippenstein	Director	June 9, 2010